EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARI Network Services Reports Fiscal 2017 Third Quarter Results
Record Quarterly Revenue of $13.4 Million, EPS of $0.08 and Adjusted EBITDA of $3.0 million

Milwaukee, Wis., June 8, 2017 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results for its fiscal 2017 third quarter ended April 30, 2017.

Highlights for the fiscal third quarter included:

•

Revenue increased for the 13th consecutive quarter to $13.4 million, which compares to $12.0 million for the same period last year, a 12.0% increase. Recurring revenue increased 11.6% to $12.3 million, compared to $11.1 million for the same period last year.

•	Operating income increased 61.5% to $1.5 million compared to $0.9 million in the prior year. The operating margin of 11.1% compares with a prior year margin of 7.7%.
•

Net income was $1.4 million or $0.08 per diluted share, an increase of over 200% compared to $0.4 million or $0.03 per diluted share in the same period last year. The Company completed a tax study in the quarter that produced tax research and development credits of $0.6 million, or $0.03 per share.

•	Adjusted EBITDA (a non-GAAP measure) was up 38.9% to a record $3.0 million, or 22.5% of revenue, compared to $2.2 million or 18.2% of revenue in the same period last year.
•	Cash generated from operations increased 24.1% to $3.2 million compared to $2.6 million in the same period last year.

Fiscal 2017 Third Quarter Financials

Revenues in the third quarter of fiscal 2017 increased 12.0% to $13.4 million compared to $12.0 million in the same period last year. Recurring revenue comprised 91.9% of total revenue versus 92.2% for the same period last year.

Gross margin for the third quarter of fiscal 2017 was 80.5%, which is flat compared to the prior year quarter.

The company reported net income of $1.4 million or $0.08 per diluted share for the quarter, compared to net income of $0.4 million or $0.03 per diluted share last year.

Adjusted EBITDA for the third quarter of fiscal 2017 increased to $3.0 million compared to $2.2 million in the same period last year.

Management Discussion

“Our third quarter results exceeded our expectations and place us well on the path to achieving our goals for fiscal 2017,” said Roy W. Olivier, President and CEO of ARI. “We had strong bookings in the quarter which were aided by a large business management software sale, and although churn runs seasonally high in Q3, we were able to post a year over year improvement for the fourth consecutive quarter. On a trailing twelve-month basis, we have now recorded over $51 million in revenue and approximately $9.5 million in adjusted EBITDA. As we head into the fourth quarter of our fiscal 2017, we are well positioned to improve on those numbers and report another record year for ARI.”

William Nurthen, CFO of ARI, commented: “With most of the non-recurring charges from the first half of the year behind us and an opportunity to realize the cost synergies from the Auction123 acquisition, the third quarter set up well to show strong profitability and cash flow. As Roy noted, the results exceeded our expectations and placed us firmly on plan to achieve annualized adjusted EBITDA of over $10 million in the second half of the year as well as improve fiscal 2017 margins over fiscal 2016. The third quarter also represents the first quarter in our history where we produced over $3 million in adjusted EBITDA and over $3 million of cash flow from operations. This helped propel our cash balance to approximately $5.6 million, while our debt is now down to approximately $15.6 million. We expect another strong cash flow performance in the fourth quarter, which will leave us well positioned to make future investments in the business.”

Fiscal 2017 Third Quarter Conference Call

ARI will conduct a conference call on Thursday, June 8, 2017 at 4:30 p.m. EST to review the financial results for the fiscal third quarter ended April 30, 2017. Investors and interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to conference ID 16111667. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization, excluding stock-based compensation. Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI

ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 25,000 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com/117293073211296447579
•	LinkedIn: linkedin.com/company/ari_2
•	Read more about ARI: investor.arinet.com/about-us

Forward-Looking Statements

Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, 414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Cody Slach or Sean Mansouri, Liolios 949.574.3860, ARIS@liolios.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
(Unaudited)

Three months ended April 30			Nine months ended April 30
2017		2016	2017	2016
Net revenue	$13,425	$11,984	$38,941	$35,473
Cost of revenue	2,612	2,334	7,504	6,467
Gross profit	10,813	9,650	31,437	29,006
Operating expenses:
Sales and marketing	2,595	2,801	8,104	8,314
Customer operations and support	2,618	2,374	8,258	7,248
Software development and technical support (net of capitalized software product costs)	1,505	1,221	4,321	3,795
General and administrative	1,864	1,732	5,770	5,247
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	744	601	2,057	1,800
Net operating expenses	9,326	8,729	28,510	26,404
Operating income	1,487	921	2,927	2,602
Other income (expense):
Interest expense	(200)	(118)	(526)	(350)
Other, net	9	13	11	5
Total other income (expense)	(191)	(105)	(515)	(345)
Income before provision for income tax	1,296	816	2,412	2,257
Income tax expense	129	(368)	(389)	(972)
Net income	$1,425	$448	$2,023	$1,285

Weighted average common shares outstanding:
Basic	17,493	17,258	17,461	17,199
Diluted	18,010	17,769	17,960	17,689

Net income per common share:
Basic	$0.08	$0.03	$0.12	$0.07
Diluted	$0.08	$0.03	$0.11	$0.07

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	April 30	July 31
	2017	2016
ASSETS
Cash and cash equivalents	$5,555	$5,118
Trade receivables, less allowance for doubtful accounts of $225
and $211 at April 30, 2017 and July 31, 2016, respectively	2,944	1,942
Work in process	199	132
Prepaid expenses and other	829	781
Deferred income taxes	3,259	3,182
Total current assets	12,786	11,155
Equipment and leasehold improvements:
Computer equipment and software for internal use	3,693	3,575
Leasehold improvements	724	639
Furniture and equipment	2,717	2,544
Total equipment and leasehold improvements	7,134	6,758
Less accumulated depreciation and amortization	(4,874)	(4,237)
Net equipment and leasehold improvements	2,260	2,521
Capitalized software product costs:
Amounts capitalized for software product costs	28,235	24,774
Less accumulated amortization	(21,526)	(19,743)
Net capitalized software product costs	6,709	5,031
Deferred income taxes	664	1,112
Other intangible assets	9,702	7,890
Goodwill	28,037	21,634
Total non-current assets	47,372	38,188
Total assets	$60,158	$49,343

LIABILITIES
Current portion of long-term debt	$2,940	$2,417
Current portion of contingent liabilities	325	331
Accounts payable	832	718
Deferred revenue	6,381	6,763
Accrued payroll and related liabilities	2,370	1,817
Accrued sales, use and income taxes	326	297
Other accrued liabilities	899	677
Current portion of capital lease obligations	47	50
Total current liabilities	14,120	13,070
Long-term debt	12,588	6,658
Long-term portion of contingent liabilities	1,244	60
Capital lease obligations	28	63
Other long-term liabilities	130	166
Total non-current liabilities	13,990	6,947
Total liabilities	28,110	20,017

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at April 30, 2017 and July 31, 2016, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at April 30, 2017 and July 31, 2016, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,421,719 and 17,310,763 shares issued and outstanding at April 30, 2017 and July 31, 2016, respectively	17	17
Additional paid-in capital	116,062	115,364
Accumulated deficit	(84,027)	(86,050)
Other accumulated comprehensive income	(4)	(5)
Total shareholders' equity	32,048	29,326
Total liabilities and shareholders' equity	$60,158	$49,343

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)
	Nine months ended April 30
	2017	2016
Operating activities:
Net income	$2,023	$1,285
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	1,783	1,571
Amortization of deferred loan fees and imputed interest expense	59	34
Depreciation and other amortization	2,057	1,800
Gain on change in fair value of earn-out receivable and payable	-	(5)
Provision for bad debt allowance	11	80
Deferred income taxes	371	860
Stock based compensation	476	316
Net change in assets and liabilities:
Trade receivables	(130)	(308)
Work in process, prepaid expenses and other	(77)	(51)
Accounts payable	59	(145)
Deferred revenue	(425)	(252)
Accrued payroll and related liabilities	608	342
Accrued taxes and other accrued liabilities	217	16
Net cash provided by operating activities	$7,032	$5,543
Investing activities:
Purchase of equipment, software and leasehold improvements	(235)	(557)
Cash paid for net assets related to acquisitions	(11,066)	-
Cash paid for contingent liabilities related to acquisitions	(261)	(505)
Software development costs capitalized	(1,521)	(1,310)
Net cash used in investing activities	$(13,083)	$(2,372)
Financing activities:
Payments on long-term debt	$(1,658)	$(912)
Borrowings under long-term debt	8,081	-
Payments of capital lease obligations	(38)	(165)
Proceeds from exercise of common stock options and warrants	117	66
Net cash provided by (used in) financing activities	$6,502	$(1,011)
Effect of foreign currency exchange rate changes on cash	(14)	(4)
Net change in cash and cash equivalents	437	2,156
Cash and cash equivalents at beginning of period	5,118	2,284
Cash and cash equivalents at end of period	$5,555	$4,440
Cash paid for interest	$392	$338
Cash paid for income taxes	$106	$45

ARI Network Services, Inc.
Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three, nine and twelve months ended April 30, 2017 and 2016, respectively:

EBITDA:	FY2017	FY2016	FY2017	FY2016	FY2017	FY2016
	Q3	Q3	YTD	YTD	TTM	TTM
Net Income (loss)	$1,425	$448	$2,023	$1,285	$2,481	$1,653
Interest	200	118	526	350	636	463
Amortization of software products	633	531	1,783	1,571	2,320	2,034
Other depreciation and amortization	744	601	2,057	1,800	2,664	2,311
Loss on debt extinguishment	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-
Loss on impairment of long-lived assets	-	-	-	-	-	-
Income taxes	(129)	368	389	972	768	1,177
EBITDA	$2,873	$2,066	$6,778	$5,978	$8,869	$7,638
Stock-based compensation	153	113	476	316	587	457
Adjusted EBITDA	$3,026	$2,179	$7,254	$6,294	$9,456	$8,095

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the following fiscal quarters:

`	4/30/17	1/31/17	10/31/16	7/31/16	4/30/16	1/31/16	10/31/15	7/31/15
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Quarterly:	2017	2017	2017	2016	2016	2016	2016	2015
Net Income (loss)	$1,425	$242	$356	$458	$448	$448	$389	$368
Interest	200	218	108	110	118	120	112	113
Amortization of software products	633	628	522	537	531	544	496	463
Other depreciation and amortization	744	738	575	607	601	590	609	511
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	-	-
Loss on impairment of long-lived assets	-	-	-	-	-	-	-	-
Income taxes	(129)	213	305	379	368	305	299	205
EBITDA	$2,873	$2,039	$1,866	$2,091	$2,066	$2,007	$1,905	$1,660
Stock-based compensation	153	174	149	111	113	88	115	141
Adjusted EBITDA	$3,026	$2,213	$2,015	$2,202	$2,179	$2,095	$2,020	$1,801

Trailing Twelve Months (TTM):
Net Income (loss)	$2,481	` 1,504	$1,710	$1,743	$1,653	$1,544	$1,356	$1,071
Interest	636	554	456	460	463	468	488	465
Amortization of software products	2,320	2,218	2,134	2,108	2,034	1,961	1,970	2,023
Other depreciation and amortization	2,664	2,521	2,373	2,407	2,311	2,175	1,993	1,756
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	-	-
Loss on impairment of long-lived assets	-	-	-	-	-	-	-	-
Income taxes	768	1,265	1,357	1,351	1,177	1,052	1,021	811
EBITDA	$8,869	$8,062	$8,030	$8,069	$7,638	$7,200	$6,828	$6,126
Stock-based compensation	587	547	461	427	457	439	458	446
Adjusted EBITDA	$9,456	$8,609	$8,491	$8,496	$8,095	$7,639	$7,286	$6,572